UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2016

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta, Canada	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11330 Clay Road Suite 350 Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  001-34090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

Tesco Corporation ("TESCO") held its Annual General Meeting of Shareholders (the “Meeting") on May 5, 2016 in accordance with the Notice of Meeting. Set forth below are the matters acted upon by TESCO's shareholders (the “Shareholders") at the Meeting and the final voting results of each proposal.

Proposal One	Election of Directors.

The Shareholders voted to elect eight (8) Director Nominees to hold office until the next annual general meeting or until their successors have been qualified and duly elected or appointed. The voting results were as follows:

Director Nominee	For	Withheld/Abstain	Broker Non Votes
Fernando R. Assing	35,620,898	207,333	1,492,029
John P. Dielwart	35,696,147	132,084	1,492,029
Fred J. Dyment	33,823,899	2,004,332	1,492,029
Gary L. Kott	35,556,735	271,496	1,492,029
R. Vance Milligan Q.C., ICD.D	35,710,761	117,470	1,492,029
Rose M. Robeson	35,717,716	110,515	1,492,029
Elijio V. Serrano	35,719,289	108,942	1,492,029
Michael W. Sutherlin	35,485,056	343,175	1,492,029

Proposal Two    Appointment of the Auditors.

The Shareholders voted to appoint Ernst & Young LLP, as TESCO's independent registered public accounting firm to hold office until the close of the next annual general meeting. The voting results were as follows:

For	Against	Withheld/Abstain	Broker Non Votes
37,236,373	50,350	33,537	—

Proposal Three    Approval of 2016 Named Executive Officer Compensation.

The overall compensation of the Company’s named executive officers was approved by the Shareholders on an advisory basis. The voting results were as follows:

For	Against	Withheld/Abstain	Broker Non Votes
35,031,221	782,586	14,421	1,492,032

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: May 6, 2016	By:	/s/ Christopher L. Boone
Christopher L. Boone Sr. Vice President and Chief Financial Officer